September 5, 1996

MultiMedia Access Corporation
2665 Villa Creek Drive
Suite 200
Dallas, TX  75234

National Securities Corporation
520 Madison Avenue
11th Floor
New York, NY

Re:      Restriction on Sale of 57,116 Shares of Common Stock
         ----------------------------------------------------

Ladies and Gentlemen:

MultiMedia Access Corporation (the "Company") proposes to sell shares (the "Shares") of its Common Stock (the "Common Stock") in an underwritten public offering (the "Public Offering"), the underwriters of which are expected to be National Securities Corporation ("National") and Network 1 Financial Securities ("Network 1") (together the "Underwriters").

The Underwriters have indicated that the prospect of public sales of any Common Stock prior to two years after the Public Offering would be detrimental to its underwriting effort. The Underwriters have requested that the undersigned agree not to sell any shares of Common Stock or warrants to purchase Common Stock, without the prior written consent of the Underwriters, prior to the second anniversary of the effective date of the Registration Statement on Form SB-2 to be filed by the Company relating to the Shares and the Underwritten Warrants (the "Registration Statement").

The undersigned recognizes that it is in the best financial interests of the undersigned, as a stockholder, director, officer, warrantholder and/or optionholder of the Company, that the Company complete the proposed Public Offering.

The undersigned further recognizes that the undersigned's Common Stock or options or warrants to purchase Common Stock are, or may be, subject to certain restrictions on their transferability, including those imposed by the federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this agreement to further assure the Underwriters that the undersigned's 57,116 shares of Common Stock or warrants to purchase Common Stock will not enter the public market at a time that might impair the underwriting effort.

The undersigned, therefore, hereby acknowledges and agrees that the undersigned will not, directly or indirectly, except with the prior written consent of both National and Network 1 during the first twelve (12) months following the effective date of the Registration Statement or the prior written consent of either National or Network 1 during the second twelve (12) months following the effective date of the Registration Statement, offer, sell, contract to sell, make any short sale, pledge, grant any option to purchase or otherwise dispose of any of its 57,116 shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock, including warrants or options to purchase Common Stock, held by the undersigned prior to the second anniversary of the effective date of the Registration Statement.

Multimedia Access Corporation                                  September 5, 1996
2665 Villa Creek Drive
Suite 200
Dallas, TX 75234
Page 2


Notwithstanding the foregoing, the undersigned shall have the right to transfer the shares of Common Stock, or warrants to purchase Common Stock, held by the undersigned to or for the benefit of any spouse, child or grandchild, or a trust for his own or their benefit; provided that such shares of Common Stock or warrants shall remain subject to the foregoing restriction on transfer and any such permitted transferee shall, as a condition to such transfer, deliver to the Underwriters a written instrument confirming that such transferee will be bound by the terms and conditions of the foregoing restriction on transfer.

Executed as an instrument under seal.


                                            Very truly yours,


                                            /s/ Michael K. Nissenbaum
                                            ------------------------------------
                                            Signature of Stockholder,
                                            Director, Officer, Warrantholders
                                            and/or Optionholder


                                            ------------------------------------
                                            Signature of Co-stockholder
                                            (if applicable)



                                            Michael K. Nissenbaum
                                            ------------------------------------
                                            Name (please print)